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                                                                     EXHIBIT 8.1

                      TAX OPINION OF TRUE NORTH'S COUNSEL

                                                                     May 8, 2001

True North Communications Inc.
101 East Erie Street
Chicago, Illinois 60611

                     Re: Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as counsel for True North Communications Inc., a Delaware corporation (the "Company"), in connection with (i) the Merger (the "Merger"), as defined and described in the Agreement and Plan of Merger dated as of March 18, 2001 (the "Agreement") among The Interpublic Group of Companies, Inc., a Delaware corporation ("Parent"), Veritas Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Sub"), and the Company, and (ii) the preparation and filing of the related Registration Statement on Form S-4, which includes the Proxy Statement/Prospectus (the "Registration Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission"). You have requested our opinion regarding the United States federal income tax consequences of the Merger. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Agreement.

   In connection with this opinion letter, we have examined the Agreement, the Registration Statement/Prospectus and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinions. For purposes of this opinion letter, we have assumed (i) the validity and accuracy of the documents that we have examined, (ii) that the Merger will be consummated in the manner described in the Agreement and the Registration Statement/Prospectus, (iii) that the representations made and the representations to be made by Parent (together with Sub) in the Parent Tax Certificate and the Agreement and by the Company in the Company Tax Certificate and the Agreement are accurate and complete, (iv) that the Merger will be reported by Parent, Sub and the Company on their respective federal income tax returns in a manner consistent with the opinions set forth below; and (v) that the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware. In rendering our opinions, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such statutes, regulations, judicial authorities, administrative interpretations and other authorities are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the documents or assumptions on which our opinions are based could affect our conclusions.

   Based upon the foregoing, in our opinion, (i) the Merger will constitute a reorganization within the meaning of section 368 of the Code and (ii) for U.S. federal income tax purposes, the shareholders of the Company will recognize no gain or loss upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

   Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.
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   We hereby consent to the discussion of this opinion letter in the
Registration Statement/Prospectus, to the filing of this opinion letter as an exhibit to the Registration Statement/Prospectus and to the reference to our firm under the heading "Material U.S. Federal Income Tax Consequences of the Merger" in the Registration Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

   We are furnishing this opinion letter to you solely in connection with the filing of Registration Statement/Prospectus and this opinion letter is not to be relied on, circulated, quoted or otherwise referred to for any other purpose.

                                          Very truly yours,

                                          /s/ Sidley Austin Brown & Wood